SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 28, 2003

Corvas International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19732	33-0238812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 Science Park Road
San Diego, California		92121
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code:		(858) 455-9800

N/A
(Former name or former address, if change since last report)

Item 5.  Other Events.

                    On March 3, 2003, the Board of Directors of Corvas International, Inc., a Delaware corporation (“Corvas”), received a letter from Biotechnology Value Fund, L.P., dated February 28, 2003, (the “Letter”) regarding the pending acquisition of Corvas by Dendreon Corporation, a Delaware corporation (“Dendreon”), pursuant to the Agreement and Plan of Merger, dated as of February 24, 2003, by and among Dendreon, Seahawk Acquisition, Inc., a Delaware corporation, Charger Project LLC, a Delaware limited liability company, and Corvas.  A copy of the Letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

                    The Board of Directors of Corvas does not agree with the statements and conclusions contained in the Letter.

                    The Board of Directors of Corvas urges its stockholders to withhold judgment on the facts presented in the Letter and on the pending acquisition until the Joint Proxy Statement/Prospectus of Corvas and Dendreon is filed with the Securities and Exchange Commission.  The Joint Proxy Statement/Prospectus will contain full disclosure of all material terms and conditions of the pending transaction of Corvas by Dendreon, including, without limitation, reasons and background for the merger.

Item 7(c).  Exhibits.

99.1                                       Letter, dated February 28, 2003, from Biotechnology Value Fund, L.P. to the Board of Directors of Corvas International, Inc.

Exhibit Index

Exhibits

99.1                                       Letter, dated February 28, 2003, from Biotechnology Value Fund, L.P. to the Board of Directors of Corvas International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVAS INTERNATIONAL, INC.

By:	/s/ Carolyn M. Felzer
Name: Carolyn M. Felzer
Vice President and Controller
(Principal Financial and Accounting Officer)

Date:  March 4, 2003